Exhibit 99.5

FORM OF PROXY

ATBancorp

Special Meeting of Shareholders

January 10, 2019, 11:00 a.m., local time

This proxy is solicited by the Board of Directors

I, the undersigned shareholder of ATBancorp (the “Company”), having received notice of a special meeting of the shareholders, revoking any proxy previously given, do hereby nominate, constitute and appoint, each of John W. Marshall and Nicholas J. Schrup, III, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, no par value, standing in my name on its books on November 15, 2018, at a special meeting of the shareholders of the Company, to be held at the main office of American Trust & Savings Bank, located at 895 Main Street, Dubuque, Iowa 52001, on January 10, 2019, at 11:00 a.m., local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.  Approval and adoption of the Agreement and Plan of Merger, dated as of August 21, 2018, by and between MidWestOne Financial Group, Inc. and ATBancorp, as such agreement may be amended from time to time (the “Merger Agreement”), and the transactions contemplated thereby (the “ATBancorp merger proposal”).

☐ FOR	☐AGAINST	☐ ABSTAIN

2.  Approval of one or more adjournments of the ATBancorp Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the ATBancorp merger proposal (the “ATBancorp adjournment proposal”).

☐ FOR	☐AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Signature	Date

Signature (Joint Owners)	Date

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend the Special Meeting:  ☐ Yes  ☐ No